                                                                     Exhibit 4.1
                                                                  EXECUTION COPY

                              AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                      among

                           BOND SECURITIZATION, L.L.C.

                                   Depositor,

                         NEW SOUTH FEDERAL SAVINGS BANK

                                    Servicer

                                       and

                            WILMINGTON TRUST COMPANY

                                  Owner Trustee

                          Dated as of November 26, 2002

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
                                TABLE OF CONTENTS
ARTICLE I    DEFINITIONS ....................................................................     1

     SECTION 1.1   Capitalized Terms ........................................................     1

     SECTION 1.2   Other Definitional Provisions ............................................     2

ARTICLE II   ORGANIZATION ...................................................................     3

     SECTION 2.1   Name .....................................................................     3

     SECTION 2.2   Office ...................................................................     3

     SECTION 2.3   Purposes and Powers ......................................................     3

     SECTION 2.4   Appointment of Owner Trustee .............................................     4

     SECTION 2.5   Initial Capital Contribution of Trust Estate .............................     4

     SECTION 2.6   Declaration of Trust .....................................................     4

     SECTION 2.7   Title to Trust Property ..................................................     4

     SECTION 2.8   Situs of Trust ...........................................................     5

     SECTION 2.9   Representations and Warranties of the Depositor ..........................     5

     SECTION 2.10  Covenants of the Certificateholder .......................................     6

     SECTION 2.11  Federal Income Tax Treatment of the Trust ................................     6

     SECTION 2.12  Federal Income Tax Allocations ...........................................     7

     SECTION 2.13  Accounting and Reports to the Noteholders, Certificateholder,
                   the Internal Revenue Service and Others ..................................     7

     SECTION 2.14  Signature on Returns; Tax Matters Partner ................................     8

ARTICLE III  CERTIFICATE AND TRANSFER OF INTEREST ...........................................     8

     SECTION 3.1   Ownership ................................................................     8

     SECTION 3.2   The Certificate ..........................................................     8

     SECTION 3.3   Authentication of Certificate ............................................     8

     SECTION 3.4   Registration of Transfer and Exchange of Certificate .....................     9

     SECTION 3.5   Mutilated, Destroyed, Lost or Stolen Certificates ........................     9

     SECTION 3.6   Persons Deemed Certificateholders ........................................    10

     SECTION 3.7   Maintenance of Office or Agency ..........................................    10

     SECTION 3.8   Disposition in Whole But Not in Part .....................................    10

     SECTION 3.9   ERISA Restrictions .......................................................    10

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
ARTICLE IV      VOTING RIGHTS AND OTHER ACTIONS .............................................    11

     SECTION 4.1   Prior Notice to Holder with Respect to Certain Matters ...................    11

     SECTION 4.2   Action by Certificateholder with Respect to Certain Matters ..............    11

     SECTION 4.3   Restrictions on Certificateholder's Power ................................    11

     SECTION 4.4   Rights of Insurer ........................................................    12

ARTICLE V       AUTHORITY AND DUTIES OF OWNER TRUSTEE .......................................    12

     SECTION 5.1   General Authority ........................................................    12

     SECTION 5.2   General Duties ...........................................................    12

     SECTION 5.3   Action upon Instruction ..................................................    13

     SECTION 5.4   No Duties Except as Specified in this Agreement or in Instructions .......    14

     SECTION 5.5   No Action Except under Specified Documents or Instructions ...............    14

     SECTION 5.6   Restrictions .............................................................    14

ARTICLE VI      CONCERNING THE OWNER TRUSTEE ................................................    15

     SECTION 6.1   Acceptance of Trusts and Duties ..........................................    15

     SECTION 6.2   Furnishing of Documents ..................................................    16

     SECTION 6.3   Representations and Warranties ...........................................    16

     SECTION 6.4   Reliance; Advice of Counsel ..............................................    17

     SECTION 6.5   Not Acting in Individual Capacity ........................................    17

     SECTION 6.6   Owner Trustee Not Liable for Certificate or Receivables ..................    17

     SECTION 6.7   Owner Trustee May Own Certificate and Notes ..............................    18

     SECTION 6.8   Payments from Owner Trust Estate .........................................    18

     SECTION 6.9   Doing Business in Other Jurisdictions ....................................    18

ARTICLE VII     COMPENSATION OF OWNER TRUSTEE ...............................................    19

     SECTION 7.1   Owner Trustee's Fees and Expenses ........................................    19

     SECTION 7.2   Indemnification ..........................................................    19

     SECTION 7.3   Payments to the Owner Trustee ............................................    19

     SECTION 7.4   Non-recourse Obligations .................................................    19

ARTICLE VIII    TERMINATION OF TRUST AGREEMENT ..............................................    20

     SECTION 8.1   Termination of Trust Agreement ...........................................    20

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
ARTICLE IX      SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES ......................   21

     SECTION 9.1     Eligibility Requirements for Owner Trustee .............................   21

     SECTION 9.2     Resignation or Removal of Owner Trustee ................................   21

     SECTION 9.3     Successor Owner Trustee ................................................   22

     SECTION 9.4     Merger or Consolidation of Owner Trustee ...............................   22

     SECTION 9.5     Appointment of Co-Trustee or Separate Trustee ..........................   22

ARTICLE X       MISCELLANEOUS ...............................................................   24

     SECTION 10.1    Supplements and Amendments .............................................   24

     SECTION 10.2    No Legal Title to Owner Trust Estate in Certificateholder ..............   26

     SECTION 10.3    Limitations on Rights of Others ........................................   26

     SECTION 10.4    Notices ................................................................   26

     SECTION 10.5    Severability ...........................................................   27

     SECTION 10.6    Separate Counterparts ..................................................   27

     SECTION 10.7    Assignments ............................................................   27

     SECTION 10.8    No Petition ............................................................   27

     SECTION 10.9    No Recourse ............................................................   28

     SECTION 10.10   Headings ...............................................................   28

     SECTION 10.11   GOVERNING LAW ..........................................................   28

     SECTION 10.12   Administrative Duties of Servicer ......................................   29

EXHIBITS
Exhibit A     Form of Certificate

                                      iii

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     This AMENDED AND RESTATED TRUST AGREEMENT dated as of November 26, 2002 among BOND SECURITIZATION, L.L.C., a Delaware limited liability company, as depositor (the "Depositor"), NEW SOUTH FEDERAL SAVINGS BANK, a federally chartered savings bank, as Servicer (the "Servicer"), and Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee, (the "Owner Trustee").

                                    ARTICLE I

                                   Definitions

     SECTION 1.1 Capitalized Terms. For all purposes of this Agreement, the following terms will have the meanings set forth below:

     "Agreement" means this Trust Agreement, as the same may be amended and supplemented from time to time.

     "Benefit Plan" has the meaning assigned to such term in Section 3.9.

     "Certificate" means a trust certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form of Exhibit A attached hereto.

     "Certificateholder" or "Holder" means the person in whose name a Certificate is registered on the Certificate Register, initially New South.

     "Certificate Register" and "Certificate Registrar" means the register mentioned and the registrar appointed pursuant to Section 3.4.

     "Corporate Trust Office" means, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890, or at such other address as the Owner Trustee may designate by notice to the Certificateholder, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Certificateholder).

     "Depositor" is defined in the preamble.

     "ERISA" has the meaning assigned to such term in Section 3.9.

     "Expenses" has the meaning assigned to such term in Section 7.2.

     "Indemnified Parties" has the meaning assigned to such term in Section 7.2.

     "Indenture" means the Indenture dated as of November 26, 2002, between the Issuer and JPMorgan Chase, as Indenture Trustee, as the same may be amended and supplemented from time to time.

     "Other Assets" means any assets or interests therein of the Depositor, other than the Owner Trust Estate conveyed or purported to be conveyed by the Depositor to another securitization trust or other Person or Persons in connection therewith (whether by way of a sale, capital contribution or by virtue of the granting of a Lien).

     "Owner Trust Estate" means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts (other than Investment Earnings on deposit in the Capitalized Interest Account) and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement.

     "Owner Trustee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

     "Record Date" means with respect to any Payment Date, the close of business on the last Business Day immediately preceding such Payment Date.

     "Responsible Officer" means, with respect to the Owner Trustee, any officer within the Corporate Trust Administration office of the Owner Trustee with direct responsibility for the administration of the Trust and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of November 26, 2002, among the Trust, the Depositor, New South, as Servicer and Custodian, and JPMorgan Chase Bank, as Indenture Trustee, as the same may be amended and supplemented from time to time.

     "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations will include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trust" means the owner trust established by this Agreement.

     SECTION 1.2 Other Definitional Provisions.

     (a) Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

     (b) All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, will have the respective

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meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document will control.

     (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" will mean "including without limitation."

     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                   ARTICLE II

                                  Organization

     SECTION 2.1 Name. There is hereby formed a trust to be known as "New South Motor Vehicle Trust 2002-A," in which name the Trust and the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     SECTION 2.2 Office. The office of the Trust will be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholder.

     SECTION 2.3 Purposes and Powers.

     (a) The purpose of the Trust is, and the Trust will have the power and authority, to engage in the following activities:

     (i) to issue the Notes pursuant to the Indenture and the Certificate pursuant to this Agreement, and to sell, transfer and exchange the Notes and the Certificate and to pay interest on and principal of the Notes and distributions on the Certificate.

     (ii) to acquire the property and assets set forth in the Sale and Servicing Agreement from the Depositor pursuant to the terms thereof, to make deposits to and withdrawals from the Collection Account, the Note Distribution Account, the Reserve Account, the Capitalized Interest Account, the Pre-Funding Account and any other Trust Account and to pay the organizational, start-up and transactional expenses of the Trust;

     (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate to the Indenture Trustee pursuant to the Indenture for the benefit of the Insurer on behalf of the Noteholders and to hold, manage and distribute to the Certificateholder pursuant to the terms

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  of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

     (iv) to enter into and perform its obligations under the Basic Documents to which it is a party;

     (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

     (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholder and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust will not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

     SECTION 2.4 Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

     SECTION 2.5 Initial Capital Contribution of Trust Estate. The Owner Trustee hereby acknowledges prior receipt in trust from the Depositor, as of the date hereof, of the sum of $1 which contribution will constitute the initial Owner Trust Estate. The Servicer will pay organizational expenses of the Trust as they may arise or will, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

     SECTION 2.6 Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Holder, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute an owner trust under the common law of the State of Delaware. Effective as of the date hereof, the Owner Trustee will have all rights, powers and duties set forth herein.

     The Holder will not have any personal liability for any liability or obligation of the Trust.

     SECTION 2.7 Title to Trust Property.

     (a) Legal title to all the Owner Trust Estate will be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title will be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be. If any portion of the Owner Trust Estate is deemed vested in the Owner Trustee, a co-trustee and/or separate trustee, the Owner Trustee, upon having actual knowledge thereof, will immediately notify the Indenture Trustee and the Servicer, and the Servicer will cause to be filed such UCC financing statements and related filing documents or writings as are necessary to maintain the Indenture Trustee's security interest in the Owner Trust Estate.

     (b) The Holder will not have legal title to any part of the Trust Property. The Holder is entitled to receive distributions with respect to its undivided ownership interest therein only in accordance with Article VIII. No transfer, by operation of law or otherwise, of any right, title or interest by the Certificateholder of its ownership interest in the Owner Trust Estate will operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

     SECTION 2.8 Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust will be located in the State of Delaware or New York. Payments will be received by the Trust only in Delaware or New York and payments will be made by the Trust only from Delaware or New York. The Trust will not have any employees in any state other than Delaware; provided, however, that nothing herein will restrict or prohibit the Owner Trustee, the Servicer or any agent of the Trust from having employees within or without the State of Delaware. The only office of the Trust will be at the Corporate Trust Office located in Delaware.

     SECTION 2.9 Representations and Warranties of the Depositor. The Depositor makes the following representations and warranties on which the Owner Trustee relies in accepting the Owner Trust Estate in trust and executing the Certificate, upon which the Servicer relies in administering the Trust and upon which the Insurer relies in issuing the Note Policy.

     (a) Organization and Good Standing. The Depositor is duly organized and validly existing as a Delaware limited liability company with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and is proposed to be conducted pursuant to this Agreement and the Basic Documents.

     (b) Due Qualification. The Depositor is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Agreement and the Basic Documents requires such qualification, except where the failure to have such qualifications, licenses and approvals would not have a material adverse effect on the Depositor.

     (c) Power and Authority. (i) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; (ii) the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary action; and (iii) the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary action.

     (d) No Consent Required. No consent, license, approval or authorization or registration or declaration with, any Person or with any governmental authority, bureau or

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agency is required in connection with the execution, delivery or performance of this Agreement and the Basic Documents, except for such as have been obtained, effected or made.

     (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the limited liability agreement of the Depositor, or any material indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

     (f) No Proceedings. There are no proceedings or investigations pending or, to the Depositor's knowledge, threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Depositor or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Certificate or the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the Depositor's performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or
(D) seeking to adversely affect the applicable state tax franchise or income tax attributes, or federal income tax attributes, of the Notes or the Certificate.

     SECTION 2.10 Covenants of the Certificateholder. The Certificateholder agrees:

     (a) to be bound by the terms and conditions of the Certificate of which the Holder is the owner and of this Agreement, including any supplements or amendments hereto and to perform the obligations of a Holder as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Depositor, the Trust, the Owner Trustee and the Insurer; and

     (b) until the completion of the events specified in Section 8.1(d), not to, for any reason, institute proceedings for the Trust to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, or cause or permit the Trust to make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

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     SECTION 2.11 Federal Income Tax Treatment of the Trust.

     (a) It is the intention of the parties hereto that, solely for income and franchise tax purposes, until the Certificate is held by other than New South, the Trust will be disregarded as an entity separate from New South and the Notes will be characterized as debt. At such time that the Certificate is held by more than one Person, it is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Receivables and other assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. The Depositor and the Certificateholders by acceptance of a Certificate agree to such treatment and agree to take no action inconsistent with such treatment. The parties agree that, unless otherwise required by appropriate tax authorities, until the Certificates are held by more than one Person the Trust will not file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as an entity separate from its owner.

     (b) Neither the Owner Trustee nor any Certificateholder will, under any circumstances, and at any time, make an election on IRS Form 8832 or otherwise, to classify the Trust as an association taxable as a corporation for federal, state or any other applicable tax purpose.

     SECTION 2.12 Federal Income Tax Allocations. If the Certificate is held by more than one Person,

     (a) amounts paid to Certificateholders pursuant to the Sale and Servicing Agreement shall be treated as "guaranteed payments" within the meaning of
Section 707(c) of the Code; and

     (b) to the extent that the characterization provided for in paragraph (a) of this Section 2.12 is not respected, gross ordinary income of the Trust for such month as determined for federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computation thereof), to the extent thereof, shall be allocated among the Certificateholders as of the first Record Date following the end of such month, in proportion to their percentage interest of ownership in the Trust on such date.

Net losses of the Trust, if any, for any month as determined for federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated to New South to the extent New South is reasonably expected as determined by the Servicer to bear the economic burden of such net losses, then net losses shall be allocated among the Certificateholders as of the first Record Date following the end of such month in proportion to their percentage interest of ownership in the Trust on such Record Date. New South is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to New South, the Certificateholders, or as otherwise required by the Code. Notwithstanding anything provided in this Section 2.12, if the Certificate is held solely by one Person, the application of this Section 2.12 shall be disregarded.

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     SECTION 2.13 Accounting and Reports to the Noteholders, Certificateholder,
the Internal Revenue Service and Others. Subject to Section 2.11(a), the Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to the Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable the Certificateholder to prepare its federal and state income tax returns, (c) prepare and file such tax returns relating to the Trust (including a partnership information return, Form 1065, if applicable), and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax with respect to income or distributions to Certificateholder. The Owner Trustee shall cooperate with the Servicer in making all elections pursuant to this Section 2.13 as directed in writing by the Servicer. The Trust shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables and shall elect under Section 171 of the Code to amortize any bond premium with respect to the Receivables. The Trust shall not make the election provided under Section 754 of the Code.

     SECTION 2.14 Signature on Returns; Tax Matters Partner. (a) Notwithstanding the provisions of Section 2.13 and subject to Section 2.11(a), the Servicer shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires the Owner Trustee to sign such documents, in which case such documents shall be signed by the Owner Trustee at the written direction of the Servicer.

     (b) Subject to Section 2.11(a), the Servicer shall be the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

                                  ARTICLE III

                      Certificate and Transfer of Interest

     SECTION 3.1 Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Certificate to the initial Certificateholder, the Depositor will be the sole beneficiary of the Trust.

     SECTION 3.2 The Certificate. The Certificate will be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. A Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures will have been affixed, authorized to sign on behalf of the Trust, will be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them will have ceased to be so authorized prior to the authentication and delivery of such Certificate or did not hold such offices at the date of authentication and delivery of such Certificate. A transferee of a Certificate will become a Certificateholder, and will be entitled to the rights and subject to the obligations of a Certificateholder hereunder, upon due registration of such Certificate in such transferee's name pursuant to Section 3.4.

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     SECTION 3.3 Authentication of Certificate. Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee will cause the Certificate to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, its chief financial officer, its chief accounting officer, any vice president, its secretary, any assistant secretary, its treasurer or any assistant treasurer without further action by the Depositor, in authorized denominations. No Certificate will entitle its holder to any benefit under this Agreement, or will be valid for any purpose, unless there will appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee, by manual signature; such authentication will constitute conclusive evidence that such Certificate is duly authenticated and delivered hereunder. The Certificate will be dated the date of its authentication.

     SECTION 3.4 Registration of Transfer and Exchange of Certificate.

     (a) The Certificate Registrar will keep or cause to be kept, at the office or agency maintained pursuant to Section 3.7, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee will provide for the registration of the Certificate and of transfers and exchanges of the Certificate as herein provided. The Owner Trustee will be the initial Certificate Registrar.

     (b) The Certificateholder will provide the Certificate Registrar and the Indenture Trustee with the name and address of the Certificateholder on the Closing Date. Upon any transfers of the Certificate, the Certificate Registrar will notify the Indenture Trustee of the name and address of the transferee in writing, by facsimile, on the day of such transfer.

     (c) Upon surrender for registration of transfer of the Certificate at the office or agency maintained pursuant to Section 3.7, the Owner Trustee will execute, authenticate and deliver, in the name of the designated transferee or transferees, a new Certificate dated the date of authentication by the Owner Trustee or any authenticating agent.

     (d) A Certificate presented or surrendered for registration of transfer or exchange will be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange will be canceled and subsequently disposed of by the Owner Trustee or the Certificate Registrar in accordance with its customary practice.

     (e) No service charge will be made for any registration of transfer or exchange of the Certificate, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any expense, tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate.

     SECTION 3.5 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate will be surrendered to the Certificate Registrar, or if the Certificate Registrar will receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there will be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as

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may be required by them to save each of them harmless, then in the absence of notice that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust will execute and the Owner Trustee will authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like class, tenor and denomination. In connection with the issuance of any new Certificate under this Section 3.5, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any expense, tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 3.5 will constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate will be found at any time.

     SECTION 3.6 Persons Deemed Certificateholders. Every Person by virtue of becoming a Certificateholder in accordance with this Agreement is deemed to be bound by the terms of this Agreement. Prior to due presentation of the Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or the Insurer and any agent of the Owner Trustee, the Certificate Registrar or the Insurer, may treat the person in whose name any Certificate will be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to the Sale and Servicing Agreement and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or the Insurer nor any agent of the Owner Trustee, the Certificate Registrar or the Insurer will be bound by any notice to the contrary.

     SECTION 3.7 Maintenance of Office or Agency. The Owner Trustee will maintain an office or offices or agency or agencies where the Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificate and the Basic Documents may be served. The Owner Trustee initially designates its principal Corporate Trust Office for such purposes. The Owner Trustee will give prompt written notice to the Seller, the Certificateholder and (unless an Insurer Default has occurred and is continuing) the Insurer of any change in the location of the Certificate Register or any such office or agency.

     SECTION 3.8 Disposition in Whole But Not in Part. The Certificate may be transferred in whole but not in part. To the fullest extent permitted by applicable law, any attempted transfer of the Certificate that would divide the ownership of the Trust Estate is void.

     SECTION 3.9 ERISA Restrictions. The Certificate may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA, (ii) a plan (as defined in Section 4975(e)(1) of the Code), or (iii) any entity whose underlying assets include assets of a plan described in (i) or (ii) above by reason of such plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding its beneficial ownership interest in its Certificate, the Holder thereof is deemed to have represented and warranted that it is not a Benefit Plan.

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                                   ARTICLE IV

                         Voting Rights and Other Actions

     SECTION 4.1 Prior Notice to Holder with Respect to Certain Matters. With respect to the following matters, the Owner Trustee will not take action unless at least 30 days before the taking of such action, the Owner Trustee will have notified the Certificateholder in writing of the proposed action and the Certificateholder will not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that the Certificateholder has withheld consent or provided alternative direction:

     (a) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

     (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholder; or

     (c) the amendment, change or modification of the Sale and Servicing Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholder.

The Owner Trustee will notify the Certificateholder in writing of any appointment of a successor Note Registrar, Certificate Registrar or Indenture Trustee within five Business Days after receipt of notice thereof.

     SECTION 4.2 Action by Certificateholder with Respect to Certain Matters. The Owner Trustee will not have the power to (a) remove the Servicer under the Sale and Servicing Agreement or (b) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee will take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholder and the furnishing of indemnification satisfactory to the Owner Trustee by the Certificateholder.

     SECTION 4.3 Restrictions on Certificateholder's Power.

     (a) The Certificateholder will not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3 nor will the Owner Trustee be obligated to follow any such direction, if given.

     (b) The Certificateholder will not have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any Basic Document, unless the Certificateholder is the Instructing Party pursuant to Section 5.3 and unless the Certificateholder previously will have given to the Owner Trustee a written notice of default and of the continuance thereof, as provided in this Agreement, and also unless Certificateholder will have made written request upon the Owner Trustee to institute such action, suit or proceeding in its own name as Owner Trustee under this Agreement and will have offered to the Owner Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Owner Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, has neglected or refused to institute any such action, suit, or proceeding, and during such 30-day period no request or waiver inconsistent with such written request has been given to the Owner Trustee pursuant to and in compliance with this Section
4.3 or Section 5.3. For the protection and enforcement of the provisions of this Section, the Certificateholder and the Owner Trustee is entitled to such relief as can be given either at law or in equity.

     SECTION 4.4 Rights of Insurer. Notwithstanding anything to the contrary in the Basic Documents, without the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing), the Owner Trustee will not (i) remove the Servicer, (ii) initiate any claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the Trust, other than with respect to the enforcement of any Receivable or any rights of the Trust thereunder or (iii) authorize the merger or consolidation of the Trust with or into any other trust or other entity (other than in accordance with Section 3.10 of the Indenture).

                                   ARTICLE V

                      Authority and Duties of Owner Trustee

     SECTION 5.1 General Authority.

     The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is named as a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is named as a party and any amendment thereto, in each case, in such form as the Certificateholder will approve as evidenced conclusively by the Owner Trustee's execution thereof, and on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $35,000,000, Class A-2 Notes in the aggregate principal amount of $45,400,000 and Class A-3 Notes in the aggregate principal amount of $56,951,213. In addition to the foregoing, the Owner Trustee is authorized, but will not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Instructing Party recommends with respect to the Basic Documents, except to the extent that this Agreement expressly requires the consent of the Certificateholder for such action.

     SECTION 5.2 General Duties. It will be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents and to administer the Trust in the interest of the Holder, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee is deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Servicer has agreed to perform any act or to discharge any duty of the Trust or the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee will not be liable for the default or failure of the Servicer to carry out its obligations. The Owner Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables.

     SECTION 5.3 Action upon Instruction.

     (a) Subject to Article IV, the Insurer (so long as any Class A Notes are outstanding and an Insurer Default will not have occurred and be continuing) or the Certificateholder (if an Insurer Default has occurred and is continuing or if no Class A Notes are outstanding) (the "Instructing Party") has the exclusive right to direct the actions of the Owner Trustee in the management of the Trust. The Instructing Party will ensure that such instructions are not inconsistent with the express terms set forth herein or in any Basic Document. The Instructing Party will not instruct the Owner Trustee in a manner inconsistent with this Agreement or the Basic Documents.

     (b) The Owner Trustee will not be required to take any action hereunder or under any Basic Document if the Owner Trustee has reasonably determined, or has been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law and a copy of such opinion has been provided to the Servicer.

     (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee will promptly give notice (in such form as will be appropriate under the circumstances) to the Instructing Party requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Instructing Party received, the Owner Trustee will not be liable on account of such action to any Person. If the Owner Trustee will not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but will be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it will deem to be in the best interests of the Certificateholder, and will have no liability to any Person for such action or inaction.

     (d) If the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or if this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as will be appropriate under the circumstances) to the Instructing Party requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee will not be liable, on account of such action or inaction, to any Person. If the Owner Trustee will not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but will be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it will deem to be in the best interests of the Certificateholder, and will have no liability to any Person for such action or inaction.

     SECTION 5.4 No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee will not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 5.3; and no implied duties or obligations will be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee will have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission or other filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee (solely in its individual capacity) and that are not related to the ownership or the administration of the Owner Trust Estate.

     SECTION 5.5 No Action Except under Specified Documents or Instructions. The Owner Trustee will not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents or (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to
Section 5.3.

     SECTION 5.6 Restrictions. The Owner Trustee will not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or
(b) that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal income tax purposes. The Instructing Party will not direct the Owner Trustee to take action that would violate the provisions of this Section.

                                   ARTICLE VI

                          Concerning the Owner Trustee

     SECTION 6.1 Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee will not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own misconduct, bad faith or negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.3 expressly made by the Owner Trustee, (iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 5.4 hereof, (iv) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     (a) the Owner Trustee will not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee;

     (b) the Owner Trustee will not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Instructing Party, the Servicer or the Certificateholder;

     (c) no provision of this Agreement or any Basic Document will require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (d) under no circumstances will the Owner Trustee be personally liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or amounts distributable on the Certificate;

     (e) the Owner Trustee will not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificate, and the Owner Trustee will in no event assume or incur any personal liability, duty or obligation to the Insurer, Trustee, Indenture Trustee, the Collateral Agent, any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the Basic Documents;

     (f) the Owner Trustee will not be personally liable for the default or misconduct of the Insurer, the Servicer, the Indenture Trustee, or the Servicer under any of the Basic Documents or otherwise and the Owner Trustee has no obligation or personal liability to perform the obligations under this Agreement or the Basic Documents that are required to be performed by the Servicer, the Indenture Trustee or the Servicer under the Sale and Servicing Agreement; and

     (g) the Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or written direction of the Instructing Party or the Certificateholder, unless such Instructing Party or Certificateholder has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document will not be construed as a duty, and the Owner Trustee will not be answerable for other than its negligence, bad faith or misconduct in the performance of any such act.

     With respect to the Insurer or Instructing Party, the Owner Trustee undertakes to perform or observe only such of the covenants and obligations of the Owner Trustee as are expressly set forth in the Agreement, and no implied covenants or obligations with respect to the Insurer or Instructing Party shall be read into this Agreement or the other Basic Documents against the Owner Trustee. The Owner Trustee shall not be deemed to owe any fiduciary duty to the Insurer or Instructing Party, and shall not be liable to any such person for the failure of the Trust to perform its obligations to such persons other than as a result of the negligence or misconduct of the Owner Trustee in the performance of its express obligations under this Agreement.

     SECTION 6.2 Furnishing of Documents. The Owner Trustee will furnish to the Certificateholder promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

     SECTION 6.3 Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, the Holder and the Insurer (which will have relied on such representations and warranties in issuing the Note Policy), that:

     (a) It is a Delaware banking corporation, duly organized and validly existing in good standing under the laws of the State of Delaware and having an office in the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

     (c) This Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

     (d) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     SECTION 6.4 Reliance; Advice of Counsel.

     (a) The Owner Trustee will incur no personal liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate will constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee will not be personally liable for the conduct or misconduct of such agents, custodians, nominees (including persons acting under power of attorney) or attorneys if such agents, custodians, nominees or attorneys will have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons knowledgeable in the relevant area to be selected in good faith. The Owner Trustee will not be personally liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such persons and according to such opinion not contrary to this Agreement or any Basic Document.

     SECTION 6.5 Not Acting in Individual Capacity. Except as provided in this
Article VI, in accepting the trust hereby created Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document will look only to the Owner Trust Estate for payment or satisfaction thereof.

     SECTION 6.6 Owner Trustee Not Liable for Certificate or Receivables. The recitals contained herein and in the Certificate (other than the signature and countersignature of the Owner Trustee on the Certificate) will be taken as the statements of the Certificateholder and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Certificate (other than the signature and countersignature of the Owner Trustee on the Certificate) or the Notes, or of any Receivable or related documents. The Owner Trustee will at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholder under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor, the Servicer or any other Person with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

     SECTION 6.7 Owner Trustee May Own Certificate and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Certificate or the Notes and may deal with the Depositor, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

     SECTION 6.8 Payments from Owner Trust Estate. All payments to be made by the Owner Trustee under this Agreement or any of the Basic Documents to which the Trust or the Owner Trustee is a party will be made only from the income and proceeds of the Owner Trust Estate and only to the extent that the Owner Trust will have received income or proceeds from the Owner Trust Estate to make such payments in accordance with the terms hereof. Wilmington Trust Company, or any successor thereto, in its individual capacity, will not be liable for any amounts payable under this Agreement or any of the Basic Documents to which the Trust or the Owner Trustee is a party.

     SECTION 6.9 Doing Business in Other Jurisdictions. Notwithstanding anything contained herein to the contrary, neither Wilmington Trust Company or any successor thereto, nor the Owner Trustee will be required to take any action in any jurisdiction other than in the Delaware if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 9.5 hereof, (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of the Delaware becoming payable by Wilmington Trust Company (or any successor thereto); or (iii) subject Wilmington Trust Company (or any successor thereto) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Wilmington Trust Company (or any successor thereto) or the Owner Trustee, as the case may be, contemplated hereby.

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                                   ARTICLE VII

                          Compensation of Owner Trustee

     SECTION 7.1 Owner Trustee's Fees and Expenses. The Owner Trustee will receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between New South and the Owner Trustee, and the Owner Trustee will be entitled to be reimbursed by New South for its other reasonable and actual expenses hereunder, including the reasonable and actual compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder and under the Basic Documents, except any such expense that may be attributable to its willful misconduct, gross negligence or bad faith.

     SECTION 7.2 Indemnification. New South will indemnify the Owner Trustee and its officers, directors, employees, successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except that New South will not be liable for or required to indemnify the Owner Trustee from and against Expenses (i) arising or resulting from any of the matters described in the third sentence of Section 6.1 and (ii) constituting federal, state or other taxes arising out of any fees paid to the Owner Trustee pursuant to the Basic Documents.

     Indemnification under this Section 7.2 will include reasonable fees and expenses of counsel and expenses of litigation and the indemnities contained in this Section and the rights under Section 7.1 will survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 7.2, the Owner Trustee's choice of legal counsel will be subject to the approval of New South which approval will not be unreasonably withheld.

     SECTION 7.3 Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VII will be deemed not to be a part of the Owner Trust Estate immediately after such payment.

     SECTION 7.4 Non-recourse Obligations. Notwithstanding anything in this Agreement or any Basic Document, the Owner Trustee agrees in its individual capacity and in its capacity as Owner Trustee for the Trust that all obligations of the Trust to the Owner Trustee individually or as Owner Trustee for the Trust will be with recourse to the Owner Trust Estate only and specifically will be without recourse to the assets of the Holder.

                                  ARTICLE VIII

                         Termination of Trust Agreement

     SECTION 8.1   Termination of Trust Agreement.

     (a) This Agreement and the Trust will terminate and be of no further force or effect upon the latest of (i) the maturity or other liquidation of the last Receivable (including the purchase by the Servicer at its option of the corpus of the Trust as described in Section 10.1 of the Sale and Servicing Agreement) and the subsequent distribution of amounts in respect of such Receivables as provided in the Basic Documents, or (ii) the payment to the Certificateholder of all amounts required to be paid to it pursuant to this Agreement and the payment to the Insurer of all amounts payable or reimbursable to it pursuant to the Sale and Servicing Agreement; provided, however, that the rights to indemnification under Section 7.2 and the rights under Section 7.1 will survive the termination of the Trust; provided, further, that in no event shall the Trust created by this Agreement continue beyond the expiration of 21 years less one day from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the Court of St. James, living on the date of this Agreement. New South or the Servicer will promptly notify the Owner Trustee and the Insurer of any prospective termination pursuant to this Section. The bankruptcy, liquidation, dissolution, death or incapacity of the Certificateholder, will not (x) operate to terminate this Agreement or the Trust, nor (y) entitle the Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Neither the Depositor nor the Certificateholder will be entitled to revoke or terminate the Trust.

     (c) Notice of any termination of the Trust, specifying the Payment Date upon which the Certificateholder will surrender the Certificate to the Indenture Trustee for payment of the final distribution and cancellation, will be given by the Owner Trustee by letter to the Certificateholder mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 10.1(c) of the Sale and Servicing Agreement, stating (i) the Payment Date upon or with respect to which final payment of the Certificate will be made upon presentation and surrender of the Certificate at the office of the Indenture Trustee therein designated, (ii) the amount of any such final payment,
(iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificate at the office of the Indenture Trustee therein specified and (iv) interest will cease to accrue on the Certificate. The Owner Trustee will give such notice to the Indenture Trustee at the time such notice is given to the Certificateholder. Upon presentation and surrender of the Certificate, the Indenture Trustee will cause to be distributed to the Certificateholder amounts distributable on such Payment Date pursuant to Section 5.7 of the Sale and Servicing Agreement.

     If the Certificateholder does not surrender the Certificate for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee will give a second written notice to the Certificateholder to surrender the Certificate for cancellation and receive the final distribution with respect thereto. If within one year after the second notice the Certificate will not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the Certificateholder concerning surrender of its Certificate, and the cost thereof will be paid out of the funds and other assets that will remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies will be distributed, subject to applicable escheat laws, by the Owner Trustee to the Holder.

                                   ARTICLE IX

             Successor Owner Trustees and Additional Owner Trustees

       SECTION 9.1 Eligibility Requirements for Owner Trustee. The Owner Trustee will at all times be a bank (i) authorized to exercise corporate trust powers;
(ii) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authorities; and (iii) acceptable to the Insurer in its sole discretion, so long as an Insurer Default will not have occurred and be continuing. If such bank will publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 9.1, the combined capital and surplus of such corporation will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee will cease to be eligible in accordance with the provisions of this Section, the Owner Trustee will resign immediately in the manner and with the effect specified in Section 9.2.

       SECTION 9.2 Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Insurer and the Servicer. Upon receiving such notice of resignation, the Servicer will promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument will be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee, provided that the Servicer has received written confirmation from each of the Rating Agencies that the proposed appointment will not result in an increased capital charge to the Insurer by either of the Rating Agencies. If no successor Owner Trustee has been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee or the Insurer may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Owner Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

       If at any time the Owner Trustee will cease to be eligible in accordance with the provisions of Section 9.1 and will fail to resign after written request therefor by the Servicer, or if at any time the Owner Trustee will be legally unable to act, or will be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property will be appointed, or any public officer will take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer with the consent of the Insurer (so long as an Insurer Default will not have occurred and be continuing) may remove the Owner Trustee. If the Servicer will remove the Owner Trustee under the authority of the immediately preceding sentence, the Servicer will promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument will be delivered to the outgoing Owner Trustee so removed, one copy to the Insurer and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

       Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section will not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Servicer will provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

       SECTION 9.3 Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 9.2 will execute, acknowledge and deliver to the Depositor, the Servicer and the Insurer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee will become effective and such successor Owner Trustee, without any further act, deed or conveyance, will become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee will upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Servicer and the predecessor Owner Trustee will execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

       No successor Owner Trustee will accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee will be eligible pursuant to Section 9.1.

       Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 9.4, the Servicer will mail notice of the successor of such Owner Trustee to the Certificateholder, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Servicer will fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee will cause such notice to be mailed at the expense of the Servicer.

       SECTION 9.4 Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee will be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, will be the successor of the Owner Trustee hereunder, provided such corporation will be eligible pursuant to Section 9.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Owner Trustee will mail notice of such merger or consolidation to the Rating Agencies.

       SECTION 9.5 Appointment of Co-Trustee or Separate Trustee.
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed

Vehicle may at the time be located, the Servicer and the Owner Trustee acting jointly have the power and will execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee and the Insurer to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Owner Trustee may consider necessary or desirable. If the Servicer will not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee subject, unless an Insurer Default has occurred and is continuing, to the approval of the Insurer (which approval will not be unreasonably withheld) has the power to make such appointment. No co-trustee or separate trustee under this Agreement will be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.1 and no notice of the appointment of any co-trustee or separate trustee will be required pursuant to Section 9.3.

       Each separate trustee and co-trustee will, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

       (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee will be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee will be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) will be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

       (ii) no trustee under this Agreement will be personally liable by reason of any act or omission of any other trustee under this Agreement; and

       (iii) the Servicer and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

       Any notice, request or other writing given to the Owner Trustee will be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee will refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, will be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument will be filed with the Owner Trustee and a copy thereof given to the Servicer and the Insurer.

       Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee will die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts will vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                    ARTICLE X

                                  Miscellaneous

       SECTION 10.1 Supplements and Amendments. Except as described in Section 10.1(b) with respect to any amendment requiring the consent of each Holder of any Outstanding Note affected thereby, (a) so long as no Insurer Default has occurred and is continuing, this Agreement may be amended from time to time by the parties hereto with the consent of the Insurer (which consent will not be unreasonably withheld), but without the consent of any of the Noteholders. If an Insurer Default has occurred and is continuing, this Agreement may be amended from time to time by the parties hereto, with the consent of the Insurer (which consent will not be unreasonably withheld), but without the consent of any of the Noteholders; provided that the Indenture Trustee has received an officer's certificate of the Servicer stating that, in the reasonable belief of the certifying officer, such action will not materially adversely affect the interests of the Noteholders.

       (a) In addition, if an Insurer Default has occurred and is continuing, the parties hereto, with the consent of the Insurer and the Majority Noteholders, may also amend this Agreement in order to add, change or eliminate any other provisions with respect to matters or questions arising under this Agreement or affecting the rights of the Noteholders; provided, that no such amendment may, without the consent of the Insurer and the Holder of each Outstanding Note affected thereby:

       (i) change the Final Scheduled Payment Date for any Class of the Class A Notes or the due date for any installment of interest on any Class A Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

       (ii) reduce the percentage of the Outstanding Amount of the Class A Notes, the consent of the Holders of which is required for any such amendment or for any waiver of compliance with certain provisions of this Agreement or certain defaults hereunder and their consequences as provided for in this Agreement;

       (iii) modify or alter the provisions of this Agreement regarding the voting of Class A Notes held by the Trust, any obligor on the Notes, New South or any affiliate of the foregoing;

       (iv) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein or in any of the Basic Documents, terminate the lien of the Indenture on any property at any time subject thereto or deprive the Holder of any Note of the security provided by the lien of the Indenture; or

       (v) reduce the percentage of the Outstanding Amount of the Class A Notes required to direct the Indenture Trustee to sell or liquidate the Owner Trust Estate.

       The Indenture Trustee may determine whether or not any Class A Notes would be affected by any amendment and such determination will be conclusive upon the Holders of all Class A Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee will not be liable for any such determination made in good faith and will be entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment is authorized or permitted by this Agreement.

       (c) Promptly after the execution of any such amendment or consent, the Owner Trustee will furnish written notification of the substance of such amendment or consent to the Certificateholder, the Indenture Trustee and each of the Rating Agencies.

       (d) It will not be necessary for the consent of Certificateholder, the Noteholders or the Indenture Trustee pursuant to this Section 10.1 to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent will approve the substance thereof. The manner of obtaining such consents (and any other consents of the Certificateholder provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholder will be subject to such reasonable requirements as the Owner Trustee may prescribe.

       (e) Prior to the execution of any amendment to this Agreement, the Owner Trustee will be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but will not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

       (f) Notwithstanding the foregoing, this Agreement may be amended by the Depositor and the Servicer, with the consent of the Insurer, but without the consent of any of the Noteholders or any other Person to add, modify or eliminate such provisions as may be necessary or advisable in order to enable
(a) the Depositor or the Servicer or any of their Affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; it being a condition to any such amendment that the Rating Agency Condition shall have been met. "Rating Agency Condition" means, with respect to any event, either (a) written confirmation by such Rating Agency that the occurrence of such event will not cause it to downgrade its rating assigned to the Class A Notes or the shadow rating assigned to the Class A Notes without the benefit of the Insurance Policy or (b) that such Rating Agency shall have been given notice of such event at least ten (10) days prior to such event (or, if ten (10) days advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event will cause it to downgrade its rating assigned to the Class A Notes or the shadow rating assigned to the Class A Notes without the benefit of the Insurance Policy.

     SECTION 10.2 No Legal Title to Owner Trust Estate in Certificateholder. The Certificateholder will not have legal title to any part of the Owner Trust Estate. The Certificateholder will be entitled to receive distributions in accordance with the Sale and Servicing Agreement and Article VIII. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholder to and in its ownership interest in the Owner Trust Estate will operate to terminate this Agreement or the trust hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

     SECTION 10.3 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholder, the Servicer and, to the extent expressly provided herein, the Insurer, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, will be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 10.4 Notices.

     (a) All demands, notices and communications hereunder will be in writing and will be deemed to have been duly given to the addressee if mailed, by first-class registered mail, postage prepaid service, confirmed facsimile transmission, or a nationally recognized express courier, as follows:

     If to the Servicer:
              New South Federal Savings Bank
              1900 Crestwood Boulevard
              Birmingham, Alabama 35210
              Attention: Mike Anderson
              Facsimile: (205) 951-4085

     If to the Owner Trustee:
              Wilmington Trust Company
              Rodney Square North
              1100 N. Market Street
              Wilmington, Delaware 19890
              Attention: Jim Lawler
              Facsimile: (302) 636-4148

     with a copy to:
              New South Federal Savings Bank
              2000 Crestwood Boulevard
              Birmingham, Alabama 35210
              Attention: Mike Anderson
              Facsimile: (205) 951-4085

     If to the Depositor:
              Bond Securitization, L.L.C.
              1 Bank One Plaza

              Chicago, Il 60670
              Attention: James R. Pomposelli
              Facsimile: (312) 732-4487

     If to the Insurer:
              Ambac Assurance Corporation
              One State Street Plaza
              New York, New York 10004
              Attention: Structured Finance Department ABS
              Facsimile: (212) 668-0340

     with a copy to:
              Michael Babick, Vice President
              Facsimile: (212) 208-3407

(in each case in which notice or other communication to Financial Security refers to an Event of Default, a claim on the Note Policy or with respect to which failure on the part of Financial Security to respond will be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and the Head-Financial Guaranty Group "URGENT MATERIAL ENCLOSED"); or, as to each party, at such other address as will be designated by such party in a written notice to each other party. Any such demand, notice or communication hereunder will be deemed to have been received on the date delivered to or received at the premises of the addressee as evidenced by the date noted on the return receipt.

     (b) Any notice required or permitted to be given to a Certificateholder will be given by first-class mail, postage prepaid, at the address of the Holder. Any notice so mailed within the time prescribed in this Agreement will be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     SECTION 10.5 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.6 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

     SECTION 10.7 Assignments. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     SECTION 10.8 No Petition. The Owner Trustee (not in its individual capacity but solely as the Owner Trustee), by entering into this Agreement, the Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenants and agrees that they will not at any time institute against the Trust or the Depositor, or solicit or join in or cooperate with or encourage any institution against the

Trust or the Depositor of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the Basic Documents.

     SECTION 10.9 No Recourse. (a) The Certificateholder by accepting a Certificate acknowledges that the Certificate represents a beneficial interest in the Trust only and does not represent interests in or obligations of the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee, the Insurer or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificate or the Basic Documents.

     (b) In furtherance of and not in derogation of the foregoing, to the extent the Depositor enters into other securitization transactions, the Certificateholder, by accepting the Certificate, acknowledges and agrees that it shall have no right, title or interest in or to Other Assets. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, the Certificateholder either (i) asserts an interest or claim to, or benefit from, Other Assets, whether asserted against or through the Depositor or any other Person owned by the Depositor, or (ii) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Federal Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), and whether deemed asserted against or through the Depositor or any other Person owned by the Depositor, then the Certificateholder, by accepting the Certificate, further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Depositor which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to priority of distribution or application under applicable law, including insolvency laws, and whether asserted against the Depositor or any other Person owned by the Depositor), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Certificateholder, by acceptance of the Certificate, further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 10.9(b) and the terms of this Section 10.9(b) may be enforced by an action for specific performance. The provisions of this Section 10.9(b) shall be for the third party benefit of those entitled to rely thereon and shall survive the termination of this Agreement.

     SECTION 10.10 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and will not define or limit any of the terms or provisions hereof.

     SECTION 10.11 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND

THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 10.12 Administrative Duties of Servicer. The Servicer is authorized to prepare, or cause to be prepared, execute and deliver on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it will be the duty of the Trust or Owner Trustee to prepare, file or deliver pursuant to the Basic Documents. Upon written request, the Owner Trustee will execute and deliver to the Servicer a limited power of attorney appointing the Servicer the Trust's agent and attorney-in-fact to prepare, or cause to be prepared, execute and deliver all such documents, reports, filings, instruments, certificates and opinions.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                      WILMINGTON TRUST COMPANY
                                        Owner Trustee

                                      By: /s/ James P. Lawler
                                         ---------------------------------------
                                      Name: James P. Lawler
                                      Title: Vice President

                                      BOND SECURITIZATION, L.L.C.
                                      Depositor

                                      By: /s/ James R. Pomposelli
                                         ---------------------------------------
                                      Name: James R. Pomposelli
                                      Title: Managing Director

                                      NEW SOUTH FEDERAL SAVINGS BANK
                                      Servicer

                                      By: /s/ Roger D. Murphree
                                         ---------------------------------------
                                      Name: Roger D. Murphree
                                      Title: Executive Vice President


                               [Trust Agreement]

                                                                       EXHIBIT A

                               FORM OF CERTIFICATE

NUMBER
R-1

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                      THIS CERTIFICATE IS NOT TRANSFERABLE,
                       EXCEPT UNDER THE LIMITED CONDITIONS
                        SPECIFIED IN THE TRUST AGREEMENT

                         _______________________________

                            ASSET BACKED CERTIFICATE

evidencing a beneficial ownership interest in certain distributions of the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new or used automobiles or light duty trucks.

(This Certificate does not represent an interest in or obligation of Bond Securitization, L.L.C. or New South Federal Savings Bank or any of their respective Affiliates.)

     THIS CERTIFIES THAT [__________] is the registered owner of a nonassessable, fully-paid, beneficial ownership interest in certain distributions of New South Motor Vehicle Trust 2002-A (the "Trust") formed by Bond Securitization, L.L.C., a Delaware limited liability company (the "Depositor").

     The Trust was created pursuant to a Trust Agreement dated November 26, 2002, (the "Trust Agreement"), among the Depositor, New South Federal Savings Bank (the "Servicer") and Wilmington Trust Company, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or, if not defined therein, in the Sale and Servicing Agreement.

     This is the duly authorized Certificate designated as "Asset Backed Certificate" (herein called the "Certificate"). Also issued under the Indenture, dated as of November 26, 2002, between the Trust, and JPMorgan Chase Bank, as trustee, are three classes of Notes designated as "Class A-1 1.44% Asset Backed Notes" (the "Class A-1 Notes"), "Class A-2 1.94% Asset Backed Notes" (the "Class A-2 Notes") and "Class A-3 3.03% Asset Backed Notes" (the "Class A-3 Notes"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of Receivables sold to the Trust by the Depositor, certain monies due thereunder on or after the Related Cutoff Date, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement, all right, to and interest of the Depositor in and to the Purchase Agreement dated as of November 26, 2002 between New South Federal Savings Bank and the Depositor and all proceeds of the foregoing.

     The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.

     It is the intent of the Depositor, New South and the Certificateholder that, for purposes of federal income, state and local income and franchise tax, so long as the Certificate is held solely by New South, the Trust will be disregarded as an entity separate from its owner. At such time that the Certificate is held by more than one person, it is the intent of the Depositor, New South and the Certificateholder that, for purposes of federal income, state and local income and franchise tax, the Trust will be treated as a partnership, the assets of which are the assets held by the Trust, and the Certificateholders will be treated as partners in that partnership. The Certificateholder, by acceptance of a Certificate, agrees to treat, and to take no action inconsistent with the treatment of, the Certificates as such for tax purposes.

     Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor or the Trust, or join in or encourage any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

     In furtherance of and not in derogation of the foregoing, to the extent the Depositor enters into other securitization transactions, each Certificateholder, by accepting a Certificate, acknowledges and agrees that it shall have no right, title or interest in or to any assets or interests therein of the Depositor conveyed or purported to be conveyed by the Depositor to another securitization trust or other Person or Persons in connection therewith (whether by way of a sale, capital contribution or by virtue of the granting of a Lien) ("Other Assets"). To the extent that, notwithstanding the agreements and provisions contained herein, a Certificateholder either (i) asserts an interest or claim to, or benefit from, Other Assets, whether asserted against or through the Depositor or any other Person owned by the Depositor, or (ii) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Federal Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), and whether deemed asserted against or through the Depositor or any other Person owned by the Depositor, then each Certificateholder, by accepting a Certificate, further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Depositor which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to priority of distribution or application under applicable law, including insolvency laws, and whether asserted against the Depositor or any other Person owned by the Depositor), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each Certificateholder, by acceptance of a Certificate, further acknowledges and agrees that no adequate remedy at law exists for a breach of this paragraph and the terms of this paragraph may be enforced by an action for specific performance. The provisions of this paragraph shall be for the third party benefit of those entitled to rely thereon and shall survive the termination of the Trust Agreement.

     Distributions on this Certificate will be made as provided in the Trust Agreement and the Sale and Servicing Agreement by the Indenture Trustee by wire transfer or check mailed to the Certificateholder without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement or the Sale and Servicing Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Indenture Trustee.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate will not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

     THIS CERTIFICATE WILL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

                                 NEW SOUTH MOTOR VEHICLE
                                  TRUST 2002-A

                                 By:  WILMINGTON TRUST COMPANY,
                                       not in its individual capacity but
                                       solely as Owner Trustee

Dated:  November 26, 2002        By:_________________________________________
                                       Authorized Signatory



                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

  This is the Certificate referred to in the within-mentioned Trust Agreement.

WILMINGTON TRUST COMPANY,               OR WILMINGTON TRUST COMPANY,
not in its individual capacity but      not in its individual capacity but
solely as Owner Trustee                 solely as Owner Trustee

By: _________________________           By: _________________________________
       Authenticating Agent             Authorized Signatory

By: _________________________
       Authorized Signatory

                            (Reverse of Certificate)

     The Certificate does not represent an obligation of, or an interest in, the Depositor, the Servicer, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables, all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Servicer, and at such other places, if any, designated by the Servicer, by any Certificateholder upon written request.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon a new Certificate evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is Wilmington Trust Company. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any expense, tax or governmental charge payable in connection therewith.

     The Owner Trustee, the Insurer and any agent of the Owner Trustee or the Insurer may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Insurer nor any such agent will be affected by any notice to the contrary.

     The Certificate may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan (as defined in Section 4975(e)(1) of the Code) or (c) any entity whose underlying assets include assets of a plan described in (a) or (b) above by reason of such plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof will be deemed to have represented and warranted that it is not a Benefit Plan.

     The recitals contained herein will be taken as the statements of the Trust and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Certificate or of any Receivable or related document.

Unless the certificate of authentication hereon will have been executed by an authorized officer of the Owner Trustee, by manual or facsimile signature, this Certificate will not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

_________________________________________________________________the within
Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

___________________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:                            __________________________________*
                                  Signature

Guaranteed:                       __________________________________*

_____________________________

* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.